Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-258524) of MaxCyte, Inc. of our report dated March 15, 2023, on our audits of the consolidated financial statements of MaxCyte, Inc. as of December 31, 2022 and 2021, and for the years then ended, which is included in this Annual Report on Form 10-K of MaxCyte, Inc. for the year ended December 31, 2022.

/s/ CohnReznick LLP

Tysons, Virginia

March 15, 2023